Exhibit 99.1

GM FINANCIAL REPORTS MARCH QUARTER OPERATING RESULTS

•	Earnings of $112 million
•	Loan and lease originations of $1.8 billion
•	Available liquidity of $1.9 billion
•	Annualized net credit losses of 2.5%

FORT WORTH, TEXAS May 3, 2012 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $112 million for the quarter ended March 31, 2012, compared to $77 million for the quarter ended March 31, 2011.

Loan originations were $1.4 billion for the quarter ended March 31, 2012, compared to $1.2 billion for the quarter ended December 31, 2011, and $1.1 billion for the quarter ended March 31, 2011. The outstanding balance of finance receivables totaled $10.0 billion at March 31, 2012.

Lease originations of General Motors Company (“GM”) vehicles were $384 million for the quarter ended March 31, 2012, compared to $314 million for the quarter ended December 31, 2011 and $311 million for the quarter ended March 31, 2011. Leased vehicles, net, totaled $1.1 billion at March 31, 2012.

Finance receivables 31-to-60 days delinquent were 3.2% of the portfolio at March 31, 2012, compared to 3.8% at March 31, 2011. Accounts more than 60 days delinquent were 1.2% of the portfolio at March 31, 2012, compared to 1.5% a year ago.

Annualized net charge-offs were 2.5% of average finance receivables for the quarter ended March 31, 2012, compared to 4.0% for the quarter ended March 31, 2011.

The Company had total available liquidity of $1.9 billion at March 31, 2012, consisting of $609 million of unrestricted cash, approximately $1.0 billion of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

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About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States and Canada. GM Financial has approximately 3,600 employees, 770,000 customers and $11 billion in auto receivables and leased vehicles. The Company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2011. Such risks include – but are not limited to – changes in general economic and business conditions, GM’s ability to sell new vehicles in the United States and Canada that we finance, interest rate fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net charge-offs, delinquencies and prepayments on the loans on the loans and leases we originate, the prices at which used cars are sold in the wholesale auction markets, changes in business strategy, including expansion of product lines and credit risk appetite and significant litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Thousands)

	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
Revenue
Finance charge income	$358,256	$267,846
Other income	73,147	27,321

	431,403	295,167

Costs and expenses
Operating expenses	97,869	76,406
Leased vehicles expenses	40,646	8,484
Provision for loan losses	48,554	39,424
Interest expense	63,092	40,617

	250,161	164,931

Income before income taxes	181,242	130,236
Income tax provision	68,963	52,998

Net income	$112,279	$77,238

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	March 31, 2012	December 31, 2011	March 31, 2011
Assets
Cash and cash equivalents	$608,791	$572,297	$333,183
Finance receivables, net	9,475,676	9,162,492	8,276,473
Restricted cash – securitization notes payable	856,573	919,283	1,003,455
Restricted cash – credit facilities	121,657	136,556	151,131
Property and equipment, net	49,461	47,440	44,673
Leased vehicles, net	1,099,984	809,491	316,425
Deferred income taxes	118,754	108,684	161,886
Goodwill	1,108,227	1,107,982	1,112,284
Other assets	152,220	178,695	210,698

Total assets	$13,591,343	$13,042,920	$11,610,208

Liabilities and Shareholder’s Equity
Liabilities
Credit facilities	$778,663	$1,099,391	$1,411,884
Securitization notes payable	7,559,357	6,937,841	6,061,281
Senior notes	500,000	500,000	69,962
Convertible senior notes	500	500	1,446
Accounts payable and accrued expenses	218,578	160,172	106,585
Taxes payable	89,594	85,477	177,823
Intercompany taxes payable	372,684	300,306	97,031
Other liabilities	46,888	36,195	71,978

Total liabilities	9,566,264	9,119,882	7,997,990

Shareholder’s equity	4,025,079	3,923,038	3,612,218

Total liabilities and shareholder’s equity	$13,591,343	$13,042,920	$11,610,208

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Net income	$112,279	$77,238
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,565	17,868
Amortization of purchase accounting premium	(9,944)	(23,117)
Amortization of carrying value adjustment	20,169	67,927
Accretion and amortization of loan and leasing fees	(11,087)	(2,936)
Provision for loan losses	48,554	39,424
Deferred income taxes	(9,652)	(21,789)
Stock-based compensation expense	584	2,925
Other	(5,556)	(8,844)
Changes in assets and liabilities
Other assets	(1,943)	11,521
Accounts payable and accrued expenses	25,674	(12,765)
Taxes payable	4,108	17,117
Intercompany taxes payable	72,378	54,817

Net cash provided by operating activities	296,129	219,386

Cash flows from investing activities:
Purchases of finance receivables	(1,364,662)	(1,134,782)
Principal collections and recoveries on finance receivables	1,015,918	954,291
Net purchases of leased vehicles	(298,448)	(307,326)
Net change in restricted cash and other	84,289	(110,886)

Net cash used in investing activities	(562,903)	(598,703)

Cash flows from financing activities:
Net change in credit facilities	(324,280)	581,011
Net change in securitization notes payable	631,300	(45,058)
Other net changes	(4,761)	(17,809)

Net cash provided by financing activities	302,259	518,144

Net increase in cash and cash equivalents	35,485	138,827
Effect of Canadian exchange rate changes on cash and cash equivalents	1,009	(198)
Cash and cash equivalents at beginning of period	572,297	194,554

Cash and cash equivalents at end of period	$608,791	$333,183

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended	Three Months Ended
	March 31, 2012	March 31,2011
Loan origination volume	$1,395,757	$1,137,921
GM lease origination volume	383,799	310,947
GM new vehicle loans as a percent of total loan originations	29.4%	22.1%
GM new vehicle loans and leases as a percent of total loan and lease originations	44.6%	38.8%
Loans securitized	$1,915,719	$848,810

	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
Average finance receivables	$9,822,848	$8,666,189
Average leased vehicles, net	969,223	181,603

Average earning assets	$10,792,071	$8,847,792

	March 31, 2012		December 31, 2011	March 31, 2011
Finance receivables:
Pre-acquisition finance receivables - outstanding balance	$3,674,764	*	$4,366,075	$6,744,752

Pre-acquisition finance receivables - carrying value	3,357,341		4,027,361	6,337,075
Post-acquisition finance receivables, net of fees	6,326,427	*	5,313,899	2,004,813

	9,683,768		9,341,260	8,341,888

Less: Allowance for loan losses on post-acquisition finance receivables	(208,092)		(178,768)	(65,415)

Finance receivables, net	$9,475,676		$9,162,492	$8,276,473

Allowance for loan losses as a percent of post-acquisition finance receivables	3.3%		3.4%	3.3%

*	The outstanding balance of finance receivables totaling $10.0 billion at March 31, 2012, is the sum of pre-acquisition finance receivables – outstanding balance and post-acquisition finance receivables, net of fees.

	March 31, 2012	March 31, 2011
Loan delinquency as a percent of ending finance receivables:
31 - 60 days	3.2%	3.8%
Greater than 60 days	1.2	1.5

Total	4.4%	5.3%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results.

The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio:

	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
Charge-offs	$51,058	$1,809
Adjustments to reflect write-offs of contractual amounts on the pre-acquisition portfolio	103,617	181,828

Total credit losses on the combined portfolio	$154,675	$183,637

Total credit losses on the combined portfolio	$154,675	$183,637
Less: Recoveries	(93,985)	(98,801)

Net credit losses on the combined portfolio	$60,690	$84,836

Annualized net credit losses as a percent of average finance receivables	2.5%	4.0%
Recoveries as a percent of gross repossession credit losses	58.9%	51.7%

	Three Months Ended	Three Months Ended
	March 31, 2012	March 31, 2011
Contracts receiving a payment deferral as an average quarterly percent of average finance receivables	5.2%	5.2%

Operating expenses	$97,869	$76,406

Annualized operating expenses as a percent of average earning assets	3.6%	3.5%

Contact:

Caitlin DeYoung

(817) 302-7394